EXHIBIT 11


                           GREENMAN TECHNOLOGIES, INC.

                     STATEMENT REGARDING NET LOSS PER SHARE

                                 AUGUST 31, 1997




                                               THREE MONTHS       THREE MONTHS
                                                  ENDED               ENDED
                                              AUGUST 31, 1996    AUGUST 31, 1997
                                              ---------------    ---------------


Net loss...................................... $ (1,264,980)      $ (1,099,742)
                                               =============      =============

Shares used in calculation of loss per share:

Weighted average common shares outstanding        5,076,083           7,775,282
                                                  =========           =========

Net loss per share............................       $ (.25)             $ (.14)
                                                    =======             =======